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                                                                    EXHIBIT 10.2


         THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO HYPERTENSION DIAGNOSTICS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

         SUBJECT TO THE TERMS AND CONDITIONS OF THAT CERTAIN SUBSCRIPTION AGREEMENT DATED AS OF MARCH __, 2002 BETWEEN HYPERTENSION DIAGNOSTICS, INC. AND THE HOLDER HEREOF.

                                CONVERTIBLE NOTE

         FOR VALUE RECEIVED, HYPERTENSION DIAGNOSTICS, INC., a Minnesota corporation (the "Borrower"), hereby promises to pay to __________________ (the "Holder") or order, without demand, the sum of ________________ ($_________), with simple interest accruing at the annual rate of eight percent (8%), on March ____, 2005 (the "Maturity Date").

         The following terms shall apply to this Note:

                                    ARTICLE 1
                           PAYMENT RELATED PROVISIONS

1.1. Payment Grace Period. The Borrower shall have a ten (10) day grace period to pay any monetary amounts due under this Note, after which grace period a default interest rate of fifteen percent (15%) per annum shall apply to the amounts owed hereunder from the date of the expiration of the ten (10) day grace period until such default is cured by payment of all amounts then past due, provided that from and after the date of cure of the default, the annual rate specified in Section
        1.3 again shall be applied.

1.2. Conversion Rights. The Conversion Rights set forth in Article 2 shall remain in full force and effect commencing from the date hereof and until the Note is paid in full.

1.3. Interest Rate. Subject to the Holder's right to convert, interest payable on this Note shall accrue at the annual rate of eight percent (8%) and be payable September 30, 2002 and semi-annually thereafter, and on the Maturity Date, accelerated or otherwise, when the principal and remaining accrued but unpaid interest shall be due and payable, or sooner as described below.

                                   ARTICLE 2
                                CONVERSION RIGHTS

         The Holder shall have the right to convert the principal amount and interest due under this Note into Shares of the Borrower's Common Stock as set forth below.



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2.1     Conversion into the Borrower's Common Stock.

        (a) The Holder shall have the right from and after the issuance of this Note and then at any time until this Note is fully paid, to convert any outstanding and unpaid principal portion of this Note, and/or at the Holder's election, the interest accrued on the Note, (the date of giving of such notice of conversion being a "Conversion Date") into fully paid and nonassessable shares of common stock of Borrower as such stock exists on the date of issuance of this Note, or any shares of capital stock of Borrower into which such stock shall hereafter be changed or reclassified (the "Common Stock") at the conversion price, as defined in Section 2.1(b) hereof (the "Conversion Price"), determined as provided herein. Upon delivery to the Company of a Notice of Conversion, attached hereto as Exhibit A, as described in the subscription agreement entered into between the Company and Holder relating to this Note (the "Subscription Agreement"), ALL THE TERMS OF WHICH ARE INCORPORATED HEREIN BY THIS REFERENCE, of the Holder's written request for conversion, Borrower shall issue and deliver to the Holder within five (5) business days from the Conversion Date that number of shares of Common Stock for the portion of the Note converted in accordance with the foregoing. At the election of the Holder, the Company will deliver accrued but unpaid interest on the Note through the Conversion Date directly to the Holder on or before the Delivery Date (as defined in the Subscription Agreement). The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing that portion of the principal (and interest, at the election of the Holder) of the Note to be converted, by the Conversion Price.

        (b) Subject to adjustment as provided in Section 2.1(c) hereof, the Conversion Price per share shall be at the election of the
                Holder: (i) $____ (80% of the average of the closing bid prices of the Common Stock of the last five trading days prior to the Closing Date) (the "Conversion Base Price"); or (ii) eighty percent (80%) of the average of the closing bid prices on the last five trading days of any consecutive twenty trading day period after the issuance of this Note if the closing bid price of the Common Stock is below the Conversion Base Price for each of the twenty (20) trading days during such consecutive twenty trading day period (the new "Conversion Base Price"), as reported by the Principal Market. "Principal Market" with respect to the Borrower's Common Stock shall mean the NASD OTC Bulletin Board, NASDAQ SmallCap Market, NASDAQ National Market System, American Stock Exchange or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock, the "Principal Market"), or if not then trading on a Principal Market, such other principal market or exchange where the Common Stock is listed or traded. If the Principal Market does not report bid prices, then the closing price shall be substituted for the bid price referred to in this Section 2.1(b)(ii) when determining the Conversion Price.

        (c) The Conversion Base Price described in Section 2.1(b)(i) above and number and kind of shares or other securities to be issued upon conversion determined pursuant to Section 2.1(a) and 2.1(b), shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:

                (A) Merger, Sale of Assets, etc. If the Borrower at any time shall consolidate with or merge into or sell or convey all or substantially all its assets to any other corporation, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase such number and kind of shares or other securities and




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                                property as would have been issuable or
                                distributable on account of such consolidation, merger, sale or conveyance, upon or with respect to the securities subject to the conversion or purchase right immediately prior to such consolidation, merger, sale or conveyance. The foregoing provision shall similarly apply to successive transactions of a similar nature by any such successor or purchaser. Without limiting the generality of the foregoing, the anti-dilution provisions of this Section shall apply to such securities of such successor or purchaser after any such consolidation, merger, sale or conveyance.

                        (B) Reclassification, etc. If the Borrower at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase such number and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

                        (C) Stock Splits, Combinations and Dividends. If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock, the Conversion Base Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

                        (D) Share Issuance. Subject to the provisions of this Section, if the Borrower at any time shall issue any shares of Common Stock prior to the conversion of the entire principal amount of the Note (otherwise than as: (i) provided in Sections 2.1(c)A, 2.1(c)B or 2.1(c)C or this subparagraph D; and (ii) the Excepted Issuances (as defined in the Subscription Agreement) [(i) and (ii) above are hereinafter referred to as the "Existing Option Obligations"]) for a consideration less than the Conversion Base Price that would be in effect at the time of such issue, then, and thereafter successively upon each such issue, the Conversion Base Price shall be reduced as follows: (i) the number of shares of Common Stock outstanding immediately prior to such issue shall be multiplied by the Conversion Base Price in effect at the time of such issue and the product shall be added to the aggregate consideration, if any, received by the Borrower upon such issue of additional shares of Common Stock; and (ii) the sum so obtained shall be divided by the number of shares of Common Stock outstanding immediately after such issue. The resulting quotient shall be the adjusted Conversion Base Price. Except for the Existing Option Obligations, for purposes of this adjustment, the issuance of any security of the Borrower carrying the right to convert such security into shares of Common Stock or of any warrant, right or option to purchase Common Stock shall result in an adjustment to the Conversion Base Price upon the issuance of shares of Common Stock upon exercise of such conversion or purchase rights.

                (d) From and after the issuance date of this Note and for the remaining period during which the conversion right exists, Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the full


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                        conversion of this Note. Borrower represents that upon
                        issuance, such shares will be duly and validly issued, fully paid and non-assessable. Borrower agrees that its issuance of this Note shall constitute full authority to its officers, agents and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Note.

2.2. Method of Conversion. This Note may be converted by the Holder in whole or in part as described in Section 2.1(a) hereof and the Subscription Agreement. Upon partial conversion of this Note, if requested by the Holder, a new Note containing the same date and provisions of this Note shall be issued by the Borrower to the Holder for the remaining principal balance of this Note and interest which shall not have been converted or paid.

2.3. Maximum Conversion. The Holder shall not be entitled to convert on a Conversion Date that amount of the Note in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its affiliates on a Conversion Date, and (ii) the number of shares of Common Stock issuable upon the conversion of the Note with respect to which the determination of this provision is being made on a Conversion Date, which would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock of the Company on such Conversion Date. For the purposes of the provision to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. Subject to the foregoing, the Holder shall not be limited to aggregate conversions of only 4.99% and aggregate conversion by the Holder may exceed 4.99%. The Holder shall have the authority and obligation to determine whether the restriction contained in this Section 2.3 will limit any conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the Notes are convertible shall be the responsibility and obligation of the Holder. The Holder may void the conversion limitation described in this Section 2.3 upon 75 days prior written notice to the Company. The Holder may allocate which of the equity of the Borrower deemed beneficially owned by the Holder shall be included in the 4.99% amount described above and which shall be allocated to the excess above 4.99%.

                                   ARTICLE 3
                                EVENT OF DEFAULT

         The occurrence of any of the following events of default ("Event of Default") shall, at the option of the Holder hereof, make all sums of principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, all without demand, presentment or notice, or grace period, all of which hereby are expressly waived, except as set forth below:

3.1. Failure to Pay Principal or Interest. The Borrower fails to pay any installment of principal or interest hereon when due and such failure continues for a period of ten (10) days after the due date. The ten (10) day period described in this Section 3.1 is the same ten (10) day period described in Section 1.1 hereof.

3.2. Breach of Covenant. The Borrower breaches any material covenant or other term or condition of this Note in any material respect and such breach, if subject to cure, continues for a period of seven (7) days after written notice to the Borrower from the Holder.




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3.3.    Breach of Representations and Warranties. Any material representation or warranty of the Borrower made herein, in the Subscription Agreement entered into by the Holder and Borrower in connection with this Note, or in any agreement, statement or certificate given in writing pursuant hereto or in connection therewith shall be false or misleading in any material respect.

3.4. Receiver or Trustee. The Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

3.5. Judgments. Any money judgment, writ or similar final process shall be entered or filed against Borrower or any of its property or other assets for more than $100,000, and shall remain unpaid, unvacated, unbonded or unstayed for a period of forty-five (45) days.

3.6. Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower and if instituted against Borrower are not dismissed within forty-five (45) days of initiation.

3.7. Default. A default by the Borrower, after applicable notice and cure periods, under any one or more obligations in an aggregate monetary amount in excess of $100,000.

3.8. Stop Trade. A Securities and Exchange Commission stop trade order or Principal Market trading suspension for longer than five (5) trading days.

3.9. Failure to Deliver Common Stock or Replacement Note. Borrower's failure to timely deliver Common Stock to the Holder pursuant to and in the form required by this Note and Section 9 of the Subscription Agreement, or if required, a replacement Note.

3.10. Non-Registration Event. The occurrence of a Non-Registration Event as described in Section 10.4 of the Subscription Agreement.

3.11.   Approval Default. The occurrence of an Approval Default as described in
        Section 7 of the Subscription Agreement.

3.12. Delisting. Delisting of the Common Stock from the Nasdaq SmallCap Market or such other principal exchange on which the Common stock is listed for trading; failure to comply with the requirements for continued listing on the Nasdaq SmallCap Market for a period of seven (7) consecutive trading days; or notification from the Nasdaq SmallCap Market or any Principal Market that the Borrower is not in compliance with the conditions for such continued listing on the Nasdaq SmallCap Market or other Principal Market.

                                   ARTICLE 4
                                  MISCELLANEOUS

4.1. Failure or Indulgence Not Waiver. No failure or delay on the part of Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.



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4.2.    Notices. Any notice herein required or permitted to be given shall be in writing and may be personally served or sent by facsimile transmission (with copy sent by regular, certified or registered mail or by overnight courier). For the purposes hereof, the address and facsimile number of the Holder is as set forth on the first page hereof. The address and facsimile number of the Borrower shall be Hypertension Diagnostics, Inc., 2915 Waters Road, Suite 108, Eagan, MN 55121-1562, facsimile number: (651) 687-0485. Both the Holder and the Borrower may change the address and facsimile number for notice by service of notice to the other as herein provided. Notice of Conversion shall be deemed given when made to the Borrower pursuant to the Subscription Agreement.

4.3. Amendment Provision. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

4.4. Assignability. This Note shall be binding upon the Borrower and its successors and permitted assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may be assigned by the Holder.

4.5. Cost of Collection. If default is made in the payment of this Note, Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys' fees.

4.6. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in New York County in the State of New York. Both parties and the individual signing this Agreement on behalf of the Borrower agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorneys' fees and costs.

4.7. Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

4.8. Redemption. This Note is subject to certain mandatory redemption rights described in the Subscription Agreement.




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         IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by its President on this ____ day of March, 2002.

                                         HYPERTENSION DIAGNOSTICS, INC.


                                         By:
                                             -----------------------------------
                                               Greg H. Guettler, President

WITNESS:



--------------------------------




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                                    EXHIBIT A

                              NOTICE OF CONVERSION


(To be executed by the Registered Holder in order to convert the Note)



         The undersigned hereby elects to convert $_________ of the principal and $_________ of the interest due on the Note issued by HYPERTENSION DIAGNOSTICS, INC. on March ___, 2002 into Shares of Common Stock of HYPERTENSION DIAGNOSTICS, INC. according to the conditions set forth in such Note, as of the date written below.


Date of Conversion:
                   -------------------------------------------------------------

Conversion Price:
                 ---------------------------------------------------------------

Shares To Be Delivered:
                       ---------------------------------------------------------

Signature:
          ----------------------------------------------------------------------

Print Name:
           ---------------------------------------------------------------------

Address:
        ------------------------------------------------------------------------


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